                                                                    EXHIBIT 10.1

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT, is made and entered into as of the 12th day of November, 1997, by and between CHEROKEE, INC., 6835 Valjean Avenue, Van Nuys, California 91406 ("LICENSOR"), and DAYTON HUDSON CORPORATION, 33 South Sixth Street, Minneapolis, Minnesota 55402 ("Licensee"), collectively referred to as the "Parties".

     WHEREAS, Licensor is the owner of the "Cherokee" trademark, various other marks incorporating the name Cherokee and certain common law rights in and to the name Cherokee, with various stylized designs (collectively, the "Trademark"), copies of which are attached as Exhibit A hereto, and the goodwill associated with the Trademark; and

     WHEREAS, LICENSOR and Licensee desire to enter into this License Agreement with respect to the sale, manufacture and importation of certain merchandise, all upon the terms and conditions herein set forth;

     NOW, THEREFORE, the Parties hereto agree as follows:

1.   GRANT OF LICENSE.
     ----------------

     a. Upon the terms and conditions contained in this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, the exclusive (as defined hereinbelow) right and license to use the Trademark, during the term provided in Section 2 below, solely in connection with the sale of the merchandise bearing the Trademark, in the categories indicated below (the "Merchandise"),solely by DHC Retail Operations (as hereinafter defined), located in the United States of America (the "Retail Operations"), and to manufacture such Merchandise (and have such Merchandise manufactured) solely for sale by the Retail Operations. Such rights shall include the right to advertise the Trademark in connection with the Merchandise. Such license shall not include the right to grant sublicenses to third parties. The foregoing license is limited to use of the Trademark in connection with the sale of Merchandise by the Retail Operations and does not include the right to use the Trademark in connection with the manufacture, distribution or sale of any products except for Merchandise sold by the Retail Operations. As used herein, the Retail Operations shall mean Dayton's, Hudson's, Marshall Field's, Mervyn's, Target Stores, Target Greatland, SuperTarget, and any other store opened by Licensee, within the United States, during the Term of this Agreement, and/or any other merchandising activities undertaken by Licensee, within the United States, during the Term of this Agreement, including but not limited to direct mail, interactive on line or kiosk selling. If Licensee desires to open a Retail Operation outside the United States, and Licensor owns the Trademark in such other country, and if Licensor has no license in such other country, this Agreement shall then apply to Licensee in such other country.

     b. The following categories of Merchandise, shall be exclusive to Licensee, in the United States, in all classes of trade:

        (i) Men's, Women's and Children's Apparel (including, but not limited to intimate apparel, foundations and sleepwear, but excluding industrial and school uniforms)*.

        (ii) Men's, Women's and Children's Footwear (excluding nurses and lab technicians' shoes).

        (iii) Men's, Women's and Children's Accessories, including, but not limited to, luggage*, jewelry, handbags*, small leather goods, belts, neckwear, hairgoods, hats, rainwear, gloves, hosiery, slippers, sunglasses/eyewear* and watches*.

        (iv)   Bed and Bath Products and Accessories.

        (v)    Luggage*, Sportsbags* and Backpacks*.

        (vi)   Home Textiles.

        (vii)  Domestics and Home Decor.

        (viii) Home Furnishings.

        (ix)   Sporting Goods.

        (x)    Cosmetics, Bath and Body Products.

*The categories that are asterisked are the subject of unexpired wholesale license agreements between Licensor and unaffiliated third parties. The categories that are the subject of such agreements will become part of Licensee's exclusive categories, upon expiration/termination of such agreements, as set forth in Section 7b hereinbelow; provided, however, the Parties agree that the wholesale license agreements applicable to apparel and luggage shall be terminated by Licensor upon execution of this Agreement by both Parties.

     Licensee may propose additional classes of merchandise for inclusion in this Agreement. Should Licensor, in its sole discretion, determine to include such additional classes of merchandise, this Agreement shall be amended to include such additional classes of merchandise within the definition of Merchandise. Licensor shall be responsible for all costs and attorney's fees incurred by Licensor in obtaining trademark registration under the laws of the United States for such additional classes of merchandise, if necessary and available.

2.   Term.
     ----

     a.   Initial Term. The initial term of this Agreement shall commence on
          ------------
          February 1, 1998 and shall end January 31, 2004. As used hereinafter, the term fiscal year shall mean the 12 month period ending at midnight on the Saturday closest to January 31 (hereinafter "Fiscal Year").

     b.   Extended Terms.  Provided that Licensee is current in its payments of
          --------------
          the Minimum Guaranteed Royalty (as hereinafter defined) for the Fiscal Year ending in 2004, this Agreement will automatically renew for the Fiscal Year ending in 2005, and will continue to automatically renew for successive one (1) Fiscal Year terms, provided that Licensee has paid a Minimum Guaranteed Royalty equal to or greater than $9,000,000 for the preceding Fiscal Year. (The Initial Term and the Extended Terms, if any, are hereinafter referred to as the "Term").

     c.   Termination. Notwithstanding Section 2b above, (i) Licensee may
          -----------
          terminate this Agreement effective January 31, 2004, if it gives Licensor written notice of its intent to do so during February 2003, and (ii) Licensee may terminate this Agreement at the end of any Fiscal Year thereafter, if it gives Licensor written notice of its intent to do so during February of the calendar year prior to termination.

3.  Payments.
    --------

     a. Royalty. Each Fiscal Year during the term of this Agreement, Licensee shall pay to Licensor as a royalty (the "Royalty") an amount equal to the greater of (i) the minimum guaranteed royalty applicable to such Fiscal Year, as set forth in Section 3c below ("Minimum Guaranteed Royalty"), or (ii) two percent (2%) of Licensee's Net Sales (as defined in Section 3b below) of Merchandise during such Fiscal Year, on sales up to $300,000,000, one and one-half percent (1 1/2%) of Licensee's Net Sales of Merchandise during such Fiscal Year on sales greater than $300,000,000 and up to $700,000,000, eight-tenths of one percent (.8%) of Licensee's Net Sales of Merchandise during such Fiscal Year on sales greater than $700,000,000 and up to $1,000,000,000, and seven-tenths of one percent (.7%) of Licensee's Net Sales of Merchandise during such Fiscal Year on sales greater than $1,000,000,000.

     b.   Net Sales. The term "Net Sales" as used herein shall mean the gross
          ---------
          sales price to customers of all sales of Merchandise (whether regular, markdown, clearance or otherwise), excluding sales tax and finance charges and less returns of Merchandise. No other deductions shall be taken.

     c.   Minimum Guaranteed Royalties. The Minimum Guaranteed Royalties shall
          ----------------------------
          be as set forth below:

                                               MINIMUM
             FISCAL YEAR                 GUARANTEED ROYALTY
             -----------                 ------------------
          2/01/98 - 1/30/99                $ 9,000,000
          1/31/99 - 1/29/00                $ 9,000,000
          1/30/00 - 2/03/01                $10,500,000
          2/04/01 - 2/02/02                $10,500,000
          2/03/02 - 2/01/03                $10,500,000
          2/02/03 - 1/31/04                $10,500,000


4.  MANNER OF PAYMENT.
    -----------------

     a.   Quarterly Payment. Not later than the tenth (10th) day after the end
          -----------------
          of each and every fiscal quarter, beginning with the first fiscal quarter of 1998, Licensee shall pay and deliver to Licensor an amount equal to the greater of (i) twenty five percent (25%) of the Minimum Guaranteed Royalty applicable to the then current Fiscal Year, or (ii) the applicable Royalty percentage (2%, 11/2%, .8% or .7% or combinations thereof as the case may be, on a cumulative basis, as set forth in Section 3a above) multiplied by its Net Sales in the immediately previous fiscal quarter (the applicable royalty).

     b.   Prompt Delivery. Licensee acknowledges and agrees that the timely
          ---------------
          delivery of the payments required by Section 4a and the Quarterly Reports and Sales Reports required by Section 5 hereof are essential to this Agreement. Interest shall accrue on all past due payments hereunder from their respective due dates until paid at the rate of one percent (1%) per month, or if such rate exceeds the maximum rate allowed by law, at the maximum rate allowed by law, and shall be payable on demand.

5.   REPORTS, RECORD KEEPING AND AUDITS.

     a.   Maintenance of Records. Licensee shall keep books of account and
          ----------------------
          records in accordance with generally accepted accounting principles, consistently applied, covering all sales relating to this Agreement and the license hereby granted. Such records shall be maintained for at least two (2) years after the quarter to which such records relate.

     b.   Quarterly Reports. Every Royalty payment pursuant to Section 4a shall
          -----------------
          be accompanied by a written report (individually, the "Quarterly Report" and collectively, the "Quarterly Reports") as to:

          (i) The quantity, description and sales price of all Merchandise sold by Licensee during the quarter to which such Royalty relates;

          (ii) The aggregate gross sales of all Merchandise and the Net Sales of Merchandise, year to date, and the Net Sales of Merchandise for such quarter;

          (iii) Any other related information that may be reasonably requested by Licensor.

     c.   Sales Reports. In addition, Licensee shall provide Licensor with
          -------------
          weekly sales recap reports and seasonal sales projections as developed and revised (collectively, the "Sales Reports"); provided, however, that all such Sales Reports shall be in the form and format used by Licensee in the ordinary course of business.

     d.   Audit. Licensor and its duly authorized representatives shall have the
          -----
          right upon reasonable notice and at all reasonable hours during normal business days to examine and copy such books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement, the cost of which shall be borne by Licensor. Licensor shall not conduct an audit more than once with respect to any Fiscal Year, and in no event shall such audit be during Licensee 5 fourth fiscal quarter. If the audit discloses that the Royalty payments actually due exceed the Royalty payments paid, Licensee shall pay the unpaid Royalty and interest on such unpaid Royalty payments computed from the date such Royalty payments were due, accrued at the rate of one percent (1%) per month, or if such rate exceeds the maximum rate allowed by law, at such maximum legal rate. If the audit discloses that the Royalty payments made by Licensee exceed the Royalty payments due, Licensor shall reimburse Licensee in the amount the overpaid Royalty and interest on such overpayment, computed from the date such Royalty payments were made, accrued at the rate of one percent (1%) per month. In addition, if the audit discloses that the Royalty payments actually due exceed the Royalty payments paid by an amount greater than five percent (5%) of the Royalty payments paid, the cost of the audit performed by Licensor shall be paid by Licensee.

     e.   Financial Statements. If, at any time during the Initial Term,
          --------------------
          Licensee is no longer a company required to provide public financial information pursuant to the Securities and Exchange Commission reporting requirements, Licensee shall, upon reasonable request of Licensor, and from time to time thereafter, provide Licensor with interim and audited annual financial statements.

6.    STANDARDS OF OUAIITV
      --------------------

     a.   Standards and Prestige of Merchandise. Licensee acknowledges that the
          -------------------------------------
          Trademark has established prestige and goodwill and is well recognized in the minds of the public, and that it is of great importance to each party that in the manufacture and sale of the Merchandise the high standards and reputation that Licensor has established be maintained. Accordingly, all items of Merchandise manufactured or caused to be manufactured by Licensee hereunder and any other expression by Licensee, which by its nature conveys to others the existence of a relationship between the Licensee and the Trademark, including, without limitation, all packaging, labeling, fixturing, advertising, point-of-sale materials and product literature (any such expression as herein referred to as "Trademark Use Materials") shall (i) in the case of apparel Merchandise, be of a quality at least as high as the "middle" line of similar products being sold by Licensee at the time of execution of this Agreement (i.e. Licensee's HONORS(R) brand products), and (ii) in the case of non-apparel Merchandise, be of a quality at least as high as the standard set forth in Licensee's quality control standards and procedures for such non-apparel Merchandise. From time to time during the Term of this Agreement, and as Licensor reasonably requests, so as not to disrupt the ongoing business processes of Licensee, Licensee shall supply Licensor or a designee of Licensor with a reasonable assortment of samples of Merchandise (including samples of labeling and packaging used in connection therewith). Further, at all times during the Term hereof, and upon Licensor's prior request, Licensee shall make its manufacturing facilities available to Licensor at mutually satisfactory times, and shall use its reasonable efforts to make available each contractor's manufacturing facilities for inspection by Licensor's representatives during usual working hours. In addition, Licensee shall supply Licensor or a designee of Li censor with samples of its logo designs and formats for use of the Trademark in connection with labels and packaging materials. Upon receipt of such designs and formats, Licensor shall have ten (10) business days in which to review and approve those materials, which approval shall not be unreasonably withheld. Thereafter, all uses of the Trademarks by Licensee in connection with labels and packaging materials shall conform in all materials respects with the approved designs and formats and Licensee shall have no obligation to provide samples of such materials for review or approval by Licensor, as long as the approved designs and formats remain unchanged. If Licensor shall not have indicated approval of any such materials within seven (7) business days, Licensee shall contact Licensor regarding such approval, and Licensor shall have three (3) additional days in which to review and approve the materials. If Licensor shall not have indicated approval of any such materials in the said three (3) additional days, then the Materials shall be deemed to have been approved. Licensee shall sell or otherwise dispose of miscuts or damaged Merchandise only after Licensee has cut out the labels or any other item that identifies the Merchandise with the Trademark.

     b.   Standards and Procedures. Concurrently with execution of this
          ------------------------
          Agreement, and not more than once each Fiscal Year thereafter, upon the request of Licensor, Licensee shall provide Licensor with a written copy of Licensee's quality control standards and procedures, and Licensor shall, upon the request of Licensee, provide Licensee with a written copy of Licensor's Quality Control Standards which apply to Licensor's other licensees. At Licensee's request, Licensor and Licensee will meet annually before Licensor's Quality Control Standards are established for such year and Licensee shall have the right to approve such standards and procedures, including, without limitation, the quality standards to be applied to retail drug store license agreements for cosmetics, if any, before they are implemented; provided, however, that such Quality Control Standards shall be consistent with the quality standard set forth in Section 6a hereinabove.

7.  PROTECTION OF TRADEMARK
    -----------------------

     a.   Acknowledgments and Agreements of Licensee. As a material inducement
          ------------------------------------------
          to Licensor to enter into this Agreement, and as a material part of the consideration to Licensor hereunder, Licensee hereby acknowledges and agrees that:

          (i) (a) Licensor owns the Trademark in various countries worldwide, and all rights, registrations, applications and filings with respect to such Trademark, and all renewals and extensions of any such registrations, applications and filings, (b) Licensor has the right to license the Trademark, and (c) Licensee is acquiring hereby only the right to use the Trademark for the purpose stated in and pursuant to the terms and conditions of the Agreement.

          (ii) (a) Great value is placed on the Trademark, and the goodwill associated therewith, (b) the Trademark and all rights therein and goodwill pertaining thereto belong exclusively to Licensor, and (c) all authorized use of the Trademark by Licensee shall inure to the benefit of Licensor.


          (iii) The conditions, terms, restrictions, covenants and limitations of this Agreement are necessary, equitable, reasonable and essential to assure the consuming public that all goods sold under the Trademark are of the same consistently high quality as sold by Licensor and by others who are licensed to design, manufacture and/or sell any products by, under or with the Trademark, if any.

     b.   Protection of Rights.
          --------------------

          (i)    Restriction on Use. Licensee shall not use or permit the use of
                 ------------------
                 the Trademark for any purpose or use other than the uses licensed under this Agreement.

          (ii)   General. Licensee shall cooperate fully and in good faith with
                 -------
                 Licensor for the purpose of securing and preserving Licensor's (or any grantee of Licensor's) rights in and to the Trademark. Licensee shall cause to appear on and in connection with the Merchandise and the Trademark Use Materials the (R) or TM as applicable.

          (iii)  Registration. Licensee shall, upon request, supply to Licensor
                 ------------
                 enough specimens of advertisements, tags, labels and other use of the Trademark as may be required in connection with any of Licensor's Trademark applications or registrations. Licensee shall execute any instrument Licensor shall reasonably deem necessary or desirable to record or cancel Licensee as a registered user of the Trademark, it being understood and agreed that Licensee's right to use the Trademark in the event that the filing of a registered user application is required or is requested by Licensor shall commence only upon the filing of such registered user application, and shall continue only so long as this Agreement remains in effect.

          (iv)   Customer Complaints. Licensee shall, in connection with its
                 -------------------
                 duty to use the Trademark so as to promote the continuing goodwill thereof, give immediate attention and take necessary action to satisfy all legitimate customer complaints brought against Licensee in connection with the Merchandise or the Stores. Licensee shall give Licensor immediate written notice of all complaints that in Licensee's opinion are likely to result in litigation. Licensee shall cooperate with Licensor upon request to achieve as good a reputation and press for the Trademark as possible.

          (v)    Exclusivity. Licensor agrees that during the term of this
                 -----------
                 Agreement it will not license the Trademark, and/or renew or otherwise extend existing license agreements between Licensor and any third party(ies), in the United States, in any merchandise category whatsoever; excluding, however, the following:

                 (a) Retail license agreements with Brylane, Caldor and/or Pamida, which may be extended, on the terms in force as of the date of signing of this Agreement, as long as such agreements are not extended beyond January 31, 2002, without the prior written consent of Licensee, which may be granted or withheld at Licensee's sole option. In the event that Licensee does not consent to extension of the agreements beyond January 31, 2002, the categories that are subject of such agreements will become part of Licensee's exclusive categories. In the event that Licensee consents to extension of the agreements beyond January 31, 2002, Licensor shall pay and deliver to Licensee, not later than the tenth
                 (10th) day after the end of each and every fiscal quarter, beginning with the first fiscal quarter of 2002, fifty percent (50%) of all royalties earned by Licensor from Brylane, Caldor and/or Pamida in connection with such agreements.

                 (b) Retail license agreements with certain drug stores chains, as set forth and defined in Exhibit B hereto (in the category of cosmetics, bath and body products only).

                 (c) Wholesale license agreements with Bueno Handbags (in the category of handbags, only), Golden State Watches (in the category of watches only) and/or Outlook/Creative Optics (in the category of sunglasses/eyeglasses only), which may be extended, for the same categories of merchandise as long as (i) such agreements are not extended beyond January 31, 2002, without the prior written consent of Licensee, which may be granted or withheld at Licensee's sole option, and (ii) any extension specifically prohibits the sale of merchandise by such wholesale licensees to any mass merchandising discount store, wholesale club, midtier store and/or value discounter (with the exception of Caldor and Pamida). The categories that are the subject of such agreements will become part of Licensee's exclusive categories if such agreements are not extended.

8.  DEFAULTS AND REMEDIES.
    ---------------------

     a.   Defaults by Licensee. The occurrence of any one or more of the
          --------------------
          following shall constitute a default by Licensee under this Agreement:

          (i) Licensee shall fail to make any payment, submit any Quarterly Report or provide any financial information required under this Agreement when due, and such failure continues for more than thirty (30) days after written notice thereof, unless such failure cannot be cured within such thirty (30) day period and Licensee shall have commenced to cure the failure and proceeds diligently thereafter to cure such failure.

          (ii) Licensee uses the Trademark in any manner likely to endanger the validity of the Trademark or to damage or impair the reputation or value of the Trademark, and such action continues for more than thirty (30) days after written notice thereof, unless the action cannot be cured within such thirty
                 (30) day period and Licensee shall have commenced to cure the action and proceeds diligently thereafter to cure such action.

          (iii) The failure of Licensee to perform any of its other material obligations under this Agreement and such failure continues for more than thirty (30) days after written notice thereof, unless the failure cannot be cured within such thirty (30) day period and Licensee shall have commenced to cure the failure and proceeds diligently thereafter to cure such failure.

     b.   Default by Licensor. If Licensor fails to perform any of its material
          -------------------
          obligations under this Agreement and such failure continues for more than thirty (30) days after the written notice thereof, such failure shall constitute a failure by Licensor under this Agreement, unless the failure cannot be cured within such thirty (30) day-period and Licensor shall have commenced to cure such failure and proceeds diligently thereafter to cure such failure.

     c.   Remedies
          --------

          (i) If Licensee has not cured any such breach or non-performance in accordance with Section 8a above, in addition to all other rights and remedies available to Licensor, whether pursuant to the terms of this Agreement at law in equity or otherwise, Licensor shall have the right to terminate this Agreement without further notice to Licensee and all unpaid Minimum Guaranteed Royalty payments due and owing under this Agreement, shall be immediately due and payable.

          (ii) If Licensor has not cured any such breach or non-performance in accordance with Section 8b above, in addition to all of the other rights and remedies available to Licensee, whether pursuant to the terms of this Agreement at law, in equity or otherwise, Licensee shall have the right to terminate this Agreement without further notice to Licensor.

     d.   Effect of Expiration or Termination. Except as specifically provided
          -----------------------------------
          herein to the contrary, upon expiration or termination of this Agreement, the rights and licenses granted herein shall terminate and Licensee shall have no further right to use the Trademark in connection with the Merchandise or the Trademark Use Materials. Upon the request of Licensor, Licensee shall immediately execute without further consideration such assignments and other instruments which may be required to be recorded to effect the termination of the licenses and rights granted herein (and the assignments of Licensee's rights to Licensor). Within twenty (20) days of the expiration or termination of this Agreement, Licensee shall deliver to Licensor all unpaid Royalties together with a final Quarterly Report covering all sales of Merchandise from the end of the period covered by the preceding Quarterly Report through the date of expiration or termination of this Agreement,

     e.   Merchandise and Trademark Use Materials. Within one hundred and twenty
          ---------------------------------------
          (120) days of the expiration or termination of this Agreement, Licensee shall, at its sole expense, (i) remove or obliterate the Trademark from all Merchandise and Trademark Use Materials from which the Trademark can be removed or obliterated, and (ii) either destroy or deliver to Licensor all Merchandise and Trademark Use Materials from which the Trademark cannot be removed or obliterated.

     F.   Assignments. Neither this Agreement nor any of the rights or duties
          -----------
          hereunder nor the license granted hereby may be assigned, sub-licensed, encumbered or otherwise transferred in any way by Licensee, without the prior written consent and agreement of the Licensor. Any purported assignment, sub-license, encumbrance or other transfer, whether voluntary or involuntary by operation of law or otherwise, shall be null and void and shall constitute a default hereunder by Licensee. Notwithstanding the foregoing, Licensee hereby consents and agrees (i) to the transfer or assignment of this Agreement (and related Trademarks), including any and all rights or duties of Licensor hereunder or thereunder, or in connection herewith, by Licensor to a different entity, including a "bankruptcy remote" special purpose entity ("SPE"), (ii) to the assignment and pledging of rights (and related Trademarks) of the Licensor under this Agreement to investors as collateral in a financing or securitization transaction, (iii) to make payments under this Agreement to a designated controlled account, and (iv) to furnish information and take such other measures (at no material cost or disruption to Licensee) which are reasonably requested by Licensor to facilitate the proposed financing or securitization. In the event of a transfer or assignment of this Agreement to a successor licensor hereunder, Licensor shall no longer mean Cherokee Inc. but its successor licensor; provided, however, that once a transfer or assignment is made pursuant to the clauses (i) and (ii) above, any subsequent assignment or transfer to successor licensor hereunder, including, but not limited to, any sale or transfer of equity ownership in the SPE, may only be made with the written approval of Licensee, which approval shall not be unreasonably withheld.

     g.   Contracts.  Licensee shall have the right to contract the manufacture
          ---------
          of the Merchandise and the Trademark Use Materials bearing the Trademark to third party manufacturers, so long as (i) each such contractor shall sign and return a Manufacturer's Trademark Agreement, in substantially the form attached hereto as Exhibit C, (ii) each such contractor shall be subject to the inspection and quality control procedures set forth herein, and (iii) the Merchandise and Trademark Use Materials meet the quality standards set forth in this Agreement.

9.    WARRANTIES.
      ----------

     a. Licensor warrants and represents that Licensor (i) is free to enter into this Agreement, (ii) has the full power, right and authority to make the grant of rights to Licensee as provided hereunder and that the exercise by Licensee of such rights, as authorized hereunder, shall not violate the rights of any third party, and (iii) is not subject to any obligation which will or might hinder or prevent the full completion and performance by Licensor of any of the covenants and the conditions to be kept and performed by Licensor hereunder.

     b. Licensee hereby represents and warrants that Licensee (i) is free to enter into this Agreement, (ii) is not subject to any obligation which will or might hinder or prevent the full completion and performance by Licensee of any of the covenants and conditions to be kept and performed by Licensee hereunder, and (iii) will ensure that all uses of the Trademark and Trademark Use Materials comply with the terms of this Agreement.

10.   INDEMNIFICATION AND INSURANCE.
      -----------------------------

     a.   Indemnification of Licensor. Licensee shall indemnify and hold
          ---------------------------
          Licensor and its affiliates, directors, officers, employees and agents harmless from and against any and all liabilities, losses, claims, suits, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or otherwise relating to any claims of third parties against the Licensor involving the design, manufacture, packaging, distribution, promotion, sale, marketing, advertising or other use of the Trademark, the Merchandise or the Trademark Use Materials, by Licensee and/or its contractors, provided that (i) prompt written notice is given to Licensee, upon Licensor becoming aware of any such actual or threatened claims or suits, (ii) Licensee shall have the option to exclusively undertake and conduct the defense and/or settlement of any such claims or suits,
          (iii) Licensor acts, with the prior consent of Licensee, to mitigate any damages, and (iv) no settlement or attempt at settlement of any such claims or suits is made without the prior written consent of Licensee. Licensee acknowledges that this indemnity does not include those items for which Licensor is indemnifying Licensee in Section 10b or 10c below.

     b.   Limitation on Indemnification of Licensor. The foregoing
          -----------------------------------------
          notwithstanding, it is hereby acknowledged that the Parties desire to participate in establishing common law usage of the Cherokee name in the cosmetics, bath and body category, but cannot anticipate what issues, if any, may be raised in that regard. As such Licensor defend, indemnify and hold Licensee and its affiliates, directors, officers, employees, and agents harmless, from and against any and all liabilities, losses, claims, suits, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which may be sustained or suffered by or secured against Licensee based upon or arising out of any actual or alleged trademark infringement, unfair competition or infringement of similar proprietary rights, arising solely out of establishing common law usage of the Cherokee name in connection with such goods. The indemnification period will commence upon signing of this Agreement and will extend six (6) months after the date goods are first offered for sale in connection with the use of the Cherokee name in the cosmetics, bath and body category. In the event that Licensor obtains a federal trademark registration of the Cherokee name for the cosmetics, bath and body category, the provisions of (S) 10c below shall apply from the date of registration.

     c.   Indemnification of Licensee. Licensor shall defend, indemnify and hold
          ------------------ --------
          Licensee and its affiliates, directors, officers, employees and agents harmless from and against any and all liabilities, losses, claims, suits, damages, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) which may be sustained or suffered by or secured against Licensee based upon or arising out of any actual or alleged trademark infringement, unfair competition or infringement of similar proprietary rights, arising solely out of the use by Licensee and/or its contractors of the Trademark as authorized in this Agreement, provided that (i) prompt written notice is given to Licensor, upon Licensee becoming aware of any such actual or threatened claims or suits, (ii) Licensor shall have the option to exclusively undertake and conduct the defense and/or settlement of any such claims or suits, (iii) Licensee acts, with the prior consent of Licensor, to mitigate any damages, and (iv) no settlement or attempt at settlement of any such claims or suits is made without the prior written consent of Licensor.

     d.   Insurance.  Licensee shall obtain and maintain throughout the term of
          ---------
          this Agreement, at its own expense, general liability insurance and product liability insurance, with a responsible insurance carrier or carriers acceptable to Licensor, providing adequate protection (at least in the amount of $1,000,000 single limits for personal injury or property damage) and naming Licensor as an additional insured. As soon as possible after the execution of this Agreement, Licensee shall deliver to Licensor a fully paid certificate or certificates of insurance, naming Licensor as an additional insured, and providing that such policy or policies are cancelable only after thirty (30) days prior written notice to Licensor. No changes shall be made in such policy or policies of insurance that affect Licensor without written notice of such changes being given to Licensor.

11.  CONFIDENTIALITY
     ---------------

     Licensor acknowledges and agrees that any and all reports and financial information disclosed by Licensee pursuant to this Agreement is confidential information commercially valuable to Licensee (hereinafter the "Licensee Information"). Licensor acknowledges that the Licensee Information is disclosed to Licensor on a confidential basis to be used only as may be expressly permitted by the terms and conditions of this Agreement. Licensor, its officers, directors, employees, and agents shall protect the Licensee Information as the confidential information and property of Licensee. Licensor shall not disclose any Licensee Information to any other person, firm, organization, or employee who is not authorized, in writing, by Licensee. Except as expressly permitted hereunder, the Licensee Information may not be copied, reprinted, duplicated, or recreated in whole or in part without the express written consent of Licensee. Licensor shall take reasonable action by instruction, agreement or otherwise with respect to Licensor's employees or other persons permitted to access the Licensee Information to comply fully with Licensor's obligations hereto with respect to the use, copying, protection, and security of the Licensee Information. Licensor agrees to return the Licensee Information, and all copies thereof, to Licensee, upon request. Licensee hereby consents to the disclosure of the License Information to any of the Licensor's attorneys, accountants and other third parties who have a business "need to know" in connection with any financing or securitization.

12.  GENERAL PROVISIONS.
     ------------------

     a.   Notices. All notices and other communications required or permitted to
          -------
          be given under this Agreement shall be in writing and shall be delivered either by personal service, facsimile or by prepaid over-night courier service and addressed as follows:

          IF TO LICENSOR:                       WITH A COPY TO:

          Cherokee Inc.                         Latham & Watkins
          6835 Valjean Avenue                   633 West 5th Street
          Van Nuys, CA 91406                    Suite 4000
          Attn:  Chief Executive Officer        Los Angeles, CA 90071
          Fax:   818/908-9191                   Attn:  Robert Klyman
                                                Fax:   213/891-8763

          IF TO LICENSEE:                       WITH COPIES TO:
          Target Stores                         Target Stores
          33 South 6th Street                   33 South Sixth Street
          Minneapolis, MN 55402                 Minneapolis, MN 55402
          Attn: Executive Vice President        Attn: Assistant General
                 Merchandising                  Counsel, General Business
          Fax:  612/304-6325                    Fax:  612/304-8309
                                                Attn: CFO, DHC
                                                Fax:  612/370-6565
                                                Attn: Senior VP

                                                Merchandising, Softlines
                                                Fax:  612/304-3729

          If delivered personally, such notices or other communications shall be deemed delivered upon delivery. If sent by fax, such notice or other communications shall be deemed delivered when received, provided that the sender has confirmation of receipt. If sent by prepaid over-night courier service, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt. Either party may change its address at any time by written notice to the other party as set forth above.

     b.   Entire Agreement. This Agreement sets forth the entire agreement
          ----------------
          between the Parties with respect to the subject matter hereof, and all prior negotiations, discussions, commitments and/or understandings relating thereto, if any, are merged herein. Effective February 1, 1998, this Agreement shall supersede any and all other agreements and amendments between the Parties, bearing a date of November 11, 1997 or earlier, including, without limitation, that certain exclusive License Agreement between Licensor and Licensee dated August 15, 1995 as amended, and that certain non-exclusive License Agreement between Licensor and Licensee dated November 1, 1995 (and accompanying cover sheet), as amended, and may be modified only by a written agreement signed by duly authorized of each of the Parties. No representations, oral or otherwise expressed or implied, other than those specifically contained in this Agreement have been made by any party hereto. No other agreements not referred to or specifically contained herein, oral or otherwise, shall be deemed to exist or to bind any of the Parties hereto.

     c.   Successors and Assigns. This Agreement shall be binding upon and shall
          ----------------------
          inure to the benefit of the successors and permitted assigns of the Parties.

     d.   Choice of Law. The validity, construction and enforcement of this
          -------------
          Agreement shall be governed by the laws of the State of California without regard to its choice of law principles.

     e.   Dispute Resolution. Any claim or controversy arising out of or
          ------------------
          relating to this Agreement, or any breach thereof wherein only damages are sought, shall be settled by the appointment of a retired judge of the Superior or Appellate Courts of California who shall act pursuant to Section 638.1 of the California Code of Civil Procedure "to try any and all of the issues in an action or proceeding, whether of fact or of law, and to report a state of decision thereon". The Parties stipulate to the use of the referenced procedure and agree that the Superior Court of Los Angeles County of the State of California may issue such orders as are necessary to implement the Parties intent that any such claim or controversy shall be resolved through the use of the referenced procedure. The decision reached by the referee shall be entered as a judgment of the Superior Court appointing the referee and such decisions shall be fully appealable. All fees and expenses of the referee shall be initially borne on a pro rata basis by the Parties, but shall be recoverable by the prevailing party. Additionally, the prevailing party shall be entitled to recover, as an element of such party's cost of suit, and not as damages, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such actions including without limitation, legal fees and costs.

     f.   No Waiver. No waiver by either party, whether express or implied, of
          ---------
          any provision of this Agreement or of any breach or default of any party, shall constitute a continuing waiver of such provision or any other provisions of this Agreement, and no such waiver by any party shall prevent such party from acting upon the same or any subsequent breach or default of the other party of the same or any other provision of this Agreement.

     g.   Disclaimer of Agency. Nothing in this Agreement shall create a
          --------------------
          partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the parties hereto, and neither Licensee nor Licensor shall have the power to obligate or bind the other in any manner whatsoever.

     h.   Construction. This Agreement shall be interpreted to provide Licensor
          ------------
          with the maximum control of the Trademark and the use thereof.

     i.   Licensor Approvals. Any approval required from Licensor under this
          ------------------
          Agreement shall be effective and binding against Licensor only if it is in writing. Any approval required hereunder must be obtained by Licensee prior to Licensee taking any action which requires such approval.

     j. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     k.   Authority. Each individual signing on behalf of a party hereto
          ---------
          represents and warrants that he or she is authorized to execute this Agreement on behalf of such party.

     l.   Termination on Insolvency of Licensee. Licensor may terminate this
          -------------------------------------
          Agreement if a petition for relief under applicable bankruptcy law is filed by or against Licensee, and is not dismissed within sixty (60) days of such filing, if Licensee makes any assignment for the benefit of its creditors, or if a receiver is appointed for Licensee for all or substantially are of its business interests.

          The license and rights granted hereunder are personal to Licensee. No assignee for the benefit of creditors, receiver, debtor in possession, trustee in bankruptcy, sheriff or any other officer of court charged with taking over custody of Licensee's assets or business shall have any right to continue performance to exploit or in any way use the Trademark if this Agreement is terminated, except as may be required by law.

     m.   Termination on Insolvency of Licensor. Licensee may terminate this
          -------------------------------------
          Agreement, if a petition for relief under applicable bankruptcy law is filed by or against Licensor, and is not dismissed within sixty (60) days of such filing, if Licensor makes any assignment for the benefit of its creditors, or if a receiver is appointed for Licensor for all or substantially all of its business interests.

          In the event of such termination, Licensee shall have the right to continue thereafter to import and/or sell any and all Merchandise which Licensee has purchased, produced or committed to purchase prior to the date of termination.

     n.   Non-Disclosure of Terms. The existence and content of this Agreement
          -----------------------
          are confidential and are trade secrets, and shall not be released in whole or in part to any third party, or disclosed to any newspaper or other public medium, or in any other fashion whatsoever, without the mutual, prior approval of the Parties, in their sole discretion; except that any party shall have the right to make such disclosures as required by law or court order, or on a "need to know" basis within their respective organizations and related, affiliated and subsidiary companies, and to their respective accounts and attorneys.

     The provisions of this Section 12 shall survive the expiration or sooner termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 12th day of November, 1997

DAYTON HUDSON CORPORATION                    CHEROKEE, INC.



By: /s/ Gregg Steinhafel                     By: /s/ Robert Margolis
    -----------------------                      -----------------------
    Gregg Steinhafel                             Robert Margolis
    Executive Vice President, Marketing          Chief Executive Officer

                                   EXHIBIT A

                    CHEROKEE TRADEMARK REGISTRATION LISTING

                                   EXHIBIT B

                     POTENTIAL RETAIL DRUG STORE LICENSEES*

CVS Drugs
Discount Drug Mart
Drug Emporium
Eckerd
Genovese Drug Stores
Haggens
Harco
K&B
Lewis Drug, Inc.
Longs Drug Stores
Phar-Mor
Revco D.S.
Rite Aid Corp
Smiths
Snyder's Drug Stores
Super D Drug Stores
Taylor Drug Stores
Thrifty Payless
Waigreens

                                  Drug Stores

*The drug stores listed above are representative only. Any new companies that emerge in the Retail Drug Store Class of Trade can be added, upon prior written notice to Licensee. For purposes of this Agreement, the Retail Drug Store Class of Trade shall be defined as consisting of retail stores that sell primarily health and beauty and/or cosmetics products; excluding, without limitation, mass merchandising discount stores, wholesale clubs, value discounters, retail stores or departments located within mass merchandising discount stores, and any merchandising activities other than retail store sales (e.g. direct mail, interactive on line or kiosk selling).

                                   EXHIBIT C

                      MANUFACTURER'S TRADEMARK AGREEMENT

     THIS AGREEMENT, is made and entered into as of the ___ day of __________, 1997, by and between Target Stores, a division of Dayton Hudson Corporation, 33 South Sixth Street, Minneapolis, Minnesota 55402 (hereinafter "Target"), and
_______________________________________________________________________
(hereinafter "Manufacturer"), collectively hereinafter the "Parties".


     WHEREAS, CHEROKEE, INC. (hereinafter "Cherokee") is the owner of the trademark Cherokee and/or equivalent variations thereof, evidenced by numerous U.S. registrations including, but not limited to Reg. Nos. 1,270,846, 1,279,965, 1,699,855, 1,751,953, 1,708,195 (collectively hereinafter the "Mark"); and

     WHEREAS, TARGET is a licensee of the Mark, and has the right to use the Mark in connection with certain Cherokee products ordered by Target from manufacturers from time to time; and

     WHEREAS, Manufacturer has been engaged by Target as a manufacturer of certain Cherokee products (hereinafter the "Products"); and

     WHEREAS, Manufacturer has agreed to manufacture and sell such Products to Target, and to use the Mark in connection with such Products, solely as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Target grants to Manufacturer a non-exclusive, non-transferable license to use the Mark, during the term of this Agreement, solely in connection with the importation and sale of the Products to Target in the United States, and to manufacture such Products for Target. Manufacturer accepts the license subject to the following terms and conditions.

2. Manufacturer acknowledges the ownership of the Mark by Cherokee and agrees that nothing contained herein shall give Manufacturer any right, title or interest in or to the Mark, other than the right to use the Mark in accordance with this Agreement.

3. Manufacturer agrees to use the Mark only in the form and manner and with the legends as prescribed from time to time by Target, on the understanding that the Mark is neither licensed hereunder nor applicable to products manufactured or sold by Manufacturer for or to any company other than Target. Manufacturer shall affix or apply the Mark to the Products and/or related packaging materials strictly in accordance with the specifications provided by Target or as otherwise directed by Target. All Products bearing the Mark and all packaging materials relating thereto shall include the (R) or TM, as applicable. Manufacturer agrees to order any and all packaging, labeling and/or trim for the Products only from manufacturers who have been preapproved by Target. Target shall provide Manufacturer with a list of such approved manufacturers.

4. Manufacturer shall not use any other names, trademarks or designs in connection with the Mark and/or the Products unless so directed by Target.

5. Manufacturer represents and warrants that (a) all Products will be manufactured by Manufacturer in Manufacturer's factory(ies) or by subcontractors of Manufacturer in their factories, and that Manufacturer will provide Target with a list of all such factories and the countries in which they are located upon execution of this Agreement, (b) all subcontractors of Manufacturer, if any, will sign the attached Subcontractor's Certificate, copies of which will be provided to Target immediately upon execution, and (c) all Products will be labeled with the correct country of origin and in accordance with all applicable laws, rules and regulations of the United States and its agencies.

6. In the event that any Products are rejected by Target, for any reason, Manufacturer agrees to immediately remove all labels, tags, snaps and/or other markings on such Products bearing the Mark, before disposing of them (other than care labels if shipped to the United States). In the event that such markings cannot be removed from the Products, Manufacturer agrees to immediately notify Target of that fact and then Manufacturer may either (a) immediately destroy the Products, or (b) obtain approval from Target and Cherokee to sell the Products to a retailer which sells products at least equal to the standard of products sold by Target; provided, however, that
     (a) Manufacturer shall be required to pay a 3% royalty on the Products to Cherokee, and (b) in no event shall Manufacturer sell the Products to Wa1-Mart, K-Mart, or any of their affiliates, successors or assigns, "clubs" (i.e. Costco, Sams, Fedco), Dollar General, Pic'n Save, Hills, Bradlees, Arnes, diverters or jobbers, or outside of the United States.

7. Any information disclosed to Manufacturer by Target pursuant to this Agreement is confidential information commercially valuable to Target. Manufacturer acknowledges that the Target information is disclosed to Manufacturer on a confidential basis to be used only as may be expressly permitted by the terms and conditions of this Agreement. Manufacturer, its officers, directors, employees, and agents shall protect the Target information and all information pertaining thereto, whether written or oral, as the confidential information and property of Target. Manufacturer shall not disclose any information concerning Target data to any other person, firm, organization, or employee who is not authorized, in writing, by Target. Target information may not be copied, reprinted, duplicated, or recreated in whole or in part without the express written consent of Target. Manufacturer shall take reasonable action by instruction, agreement or otherwise with respect to Manufacturer's employees or other persons permitted access to the Target information to comply fully with Manufacturer's obligation hereto with respect to the use, copying, protection, and security of Target data. Manufacturer agrees to return all Target information, and all copies thereof, to Target, upon request.

8. During the term of this Agreement, manufacturer shall permit Target, Cherokee and/or their agents to inspect Manufacturer's activities and premises.

9. In the event of Manufacturer's failure to abide by any of the foregoing, Target and/or Cherokee may seek legal remedies against Manufacturer, including, but not limited to, compensation for all damages sustained as a result of Manufacturer's actions or omissions, as well as injunctive relief.

10. This Agreement shall commence as of the date hereof and shall continue in effect for such period of time as Target is purchasing the Products from Manufacturer. Target shall have the right to terminate this Agreement immediately upon written notice to Manufacturer in the event of (a) any affirmative act of insolvency by Manufacturer, (b) the appointment of any receiver or trustee to take possession of the properties of Manufacturer, (c) the winding-up, sale, consolidation, merger or any sequestration by governmental authority of Manufacturer, or (d) a material breach of any significant provision hereof by Manufacturer. In addition, should the Trademark License Agreement in effect between Target and Cherokee expire or be terminated, for any reason, this Agreement shall likewise terminate.

11. Upon termination of this Agreement, for any reason, Manufacturer agrees to immediately discontinue all use of the Mark and any terms confusingly similar thereto; provided, however, that Manufacturer shall have the right to sell any Products remaining in its inventory at the time of termination of this Agreement, in accordance with the terms of Section 6 hereinabove. Further, upon termination of this Agreement, for any reason, Target shall have the option, exercisable in its sole discretion, to purchase from Manufacturer, at Manufacturer's cost, Manufacturer's remaining inventory of Cherokee labels. In the event that Target elects not to purchase such labels, Manufacturer shall immediately destroy the labels and provide proof of such destruction to Target.

12. It is agreed that this Agreement will be interpreted according to the laws of the State of Minnesota, United States of America.

13. This Agreement contains the entire understanding between the parties hereto, with respect to the licensing of the Mark, and supersedes all prior agreements and proposals, if any, and will not be amended, modified, or altered except by an instrument in writing, signed by the parties to be charged.

14. This Agreement and all of the terms thereunder shall not be deemed assignable by Manufacturer without the express written consent of both Target and Cherokee.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above-written.

DAYTON HUDSON CORPORATION,                    MANUFACTURER


TARGET STORES DIVISION

By:                                           By:

Name:                                         Name:

Title:                                        Title:

                          SUBCONTRACTOR'S CERTIFICATE

  THIS AGREEMENT, is made and entered into as of the ___ day of _______, 1997, by and Between _______________________________________________________
(hereinafter "Manufacturer"). And __________________________________________
(hereinafter "Subcontractor"), collectively hereinafter the "Parties".

     WHEREAS, Cherokee, Inc. (hereinafter "Cherokee") is the owner of the trademark and/or certain common-law rights in and to the name Cherokee with various stylized designs (collectively hereinafter the "Mark"); and

     WHEREAS, Target Stores, a division of Dayton Hudson Corporation (hereinafter "Target"), is a licensee of the Mark, and has the right to use the Mark in connection with certain products ordered by Target from manufacturers from time to time; and

     WHEREAS, Manufacturer has been engaged by Target as a manufacturer of certain Cherokee products (hereinafter the "Products") and holds a non-exclusive, non-transferable license to use the Mark, solely in connection with the importation and sale of the Products to Target in the United States, and to manufacture such Products for Target; and

     WHEREAS, Subcontractor has agreed to manufacture all or some of such Products for Manufacturer, and to use the Mark in connection with such Products, solely as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Subcontractor acknowledges the ownership of the Mark by Cherokee and agrees that nothing contained herein shall give Subcontractor any right, title or interest in or to the Mark, other than the right to use the Mark in accordance with this Agreement.

2. Subcontractor agrees to use the Mark only in the form and manner and with the legends as prescribed from time to time by Target, on the understanding that the Mark is neither licensed hereunder nor applicable to products manufactured or sold by Subcontractor for or to any company other than Target. Subcontractor shall affix or apply the Mark to the Products and/or related packaging materials strictly in accordance with the specifications provided by Manufacturer or as otherwise directed by Manufacturer and/or Target. All Products bearing the Mark and all packaging materials relating thereto shall include the or TM, as applicable. Subcontractor agrees to order any and all packaging, labeling and/or trim for the Products only from manufacturers who have been pre-approved by Target. Manufacturer shall provide Subcontractor with a list of such approved manufacturers.

3. Subcontractor shall not use any other names, trademarks or designs in connection with the Mark and/or the Products unless so directed by Target.

4. Subcontractor represents and warrants that all Products will be (a) manufactured by Subcontractor in Subcontractor's factory(ies), and that Subcontractor will provide Manufacturer with a list of all such factories and the countries in which located upon execution of this Agreement, and
     (b) will be labeled with the correct country of origin and in accordance with all applicable laws, rules and regulations of the United States and its agencies.

5. In the event that any Products are rejected by Target, for any reason, Subcontractor agrees to immediately remove all labels, tags, snaps and/or other markings on such Products bearing the Mark, before disposing of them (other than care labels if shipped to the United States). In the event that such markings cannot be removed from the Products, Subcontractor agrees to immediately notify Target of that fact and then Subcontractor may either
     (a) immediately destroy the Products, or (b) obtain approval from Target and Cherokee to sell the Products to a retailer which sells products at least equal to the standard of products sold by Target; provided, however, that (a) Subcontractor shall be required to pay a 3% royalty on the Products to Cherokee, and (b) in no event shall Subcontractor sell the Products to any mass merchandising discount or department stores, diverters or jobbers, or outside of the United States.

6. Any information disclosed to Subcontractor by Target pursuant to this Agreement is confidential information commercially valuable to Target. Subcontractor acknowledges that the Target information is disclosed to Subcontractor on a confidential basis to be used only as may be expressly permitted by the terms and conditions of this Agreement. Subcontractor, its officers, directors, employees, and agents shall protect the Target information and all information pertaining thereto, whether written or oral, as the confidential information and property of Target. Subcontractor shall not disclose any information concerning Target data to any other person, firm, organization, or employee who is not authorized, in writing, by Target. Target information may not be copied, reprinted, duplicated, or recreated in whole or in part without the express written consent of Target. Subcontractor shall take reasonable action by instruction, agreement or otherwise with respect to Subcontractor's employees or other persons permitted access to the Target information to comply fully with Subcontractor's obligation hereto with respect to the use, copying, protection, and security of Target data. Subcontractor agrees to return all Target information, and all copies thereof to Target, upon request.

7. During the term of this Agreement, Subcontractor shall permit Manufacturer, Target, Cherokee and/or their agents to inspect Subcontractor's activities and premises.

8. In the event of Subcontractor's failure to abide by any of the foregoing, Target and/or Cherokee may seek legal remedies against Subcontractor, including, but not limited to, compensation for all damages sustained as a result of Subcontractor's actions or omissions, as well as injunctive relief.

9. This Agreement shall commence as of the date hereof and shall continue in effect for such period of time as Target is purchasing the Products from Manufacturer. This Agreement shall terminate immediately upon written notice to Subcontractor in the event of (a) any affirmative act of insolvency by Subcontractor, (b) the appointment of any receiver or trustee to take possession of the properties of Subcontractor, (c) the winding-up, sale, consolidation, merger or any sequestration by governmental authority of Subcontractor, or (d) a material breach of any significant provision hereof by Subcontractor. In addition, should the Agreement in effect between Target and Cherokee expire or be terminated, for any reason, this Agreement shall likewise terminate.

10. Upon termination of this Agreement, for any reason, Subcontractor agrees to immediately discontinue all use of the Mark and any terms confusingly similar thereto; provided, however, that Subcontractor shall have the right to sell any Products remaining in its inventory at the time of termination of this Agreement, in accordance with the terms of Section 6 hereinabove. Further, upon termination of this Agreement, for any reason, Target shall have the option, exercisable in its sole discretion, to purchase from Subcontractor, at Subcontractor's cost, Subcontractor's remaining inventory of Cherokee labels. In the event that Target elects not to purchase such labels, Subcontractor shall immediately destroy the labels and provide proof of such destruction to Target.

11. It is agreed that this Agreement will be interpreted according to the laws of the State of Minnesota, United States of America.

12. This Agreement contains the entire understanding between the parties hereto, with respect to the licensing of the Mark, and supersedes all prior agreements and proposals, if any, and will not be amended, modified, or altered except by an instrument in writing, signed by the parties to be charged.

13. This Agreement and all of the terms thereunder shall not be deemed assignable by Subcontractor without the express written consent of both Target and Cherokee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above-written.

MANUFACTURER                               SUBCONTRACTOR

BY:                                        BY:

NAME:                                      NAME:

TITLE:                                     TITLE: